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                                                                   EXHIBIT 10.94

                                February 27, 2003

Staar Surgical Company
1911 Walker Avenue
Monrovia, California 91016

Attention:        John Bily
                  Chief Financial Officer

        Re:       Waiver of Certain Covenants

Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement dated as of March 29, 2002 (as amended to date, the "Credit Agreement") between Staar Surgical Company, a Delaware corporation (the "Borrower"), and Wells Fargo Bank, National Association, a national banking association (the "Bank"). Terms defined in the Credit Agreement and not otherwise defined herein have the same meanings when used herein.

         1. As of the effective date of this waiver letter but subject to satisfaction of the terms and conditions specified herein, the Bank hereby waives (a) the Events of Default caused by the Borrower's violation of the covenants contained in Sections 4.9(b) and 4.9(h) of the Credit Agreement with respect to December of 2002 and January of 2003, and (b) the Events of Default expected to be caused by the Borrower's violation of the covenants contained in Sections 4.9(b) and 4.9(h) of the Credit Agreement with respect to February and March of 2003.

         2. The Borrower hereby represents and warrants for the benefit of the Bank that (a) the representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects on and as of the effective date of this waiver letter, before and after giving effect to the same, as if made on and as of such date, and (b) no event has occurred and is continuing, or would result from the effectiveness of this waiver letter, that constitutes an Event of Default. Except as specifically provided herein, the execution, delivery and effectiveness of this waiver letter shall not operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

         3. This waiver letter shall become effective as of the date first set forth above, when and if the Borrower and the Bank execute counterparts of this waiver letter and deliver them to each other.

         4. The Borrower represents and warrants to the Bank that it has diligently and thoroughly investigated the existence of any Claim (as defined below) and that, to its knowledge and belief, no Claim exists and no facts exist that could give rise to or support a Claim. As additional consideration for the Bank's entering into this waiver letter, the Borrower and each of its agents, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns (each a "Releasing Party") hereby release and forever discharge the Bank and each of its agents, direct and indirect shareholders, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns (each a "Released Party") from any and all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever (collectively "Claims") that the Releasing Parties or any of them may, as of the effective date of this waiver letter, have or claim to have against any or all of the Released Parties, in

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each case whether currently known or unknown or with respect to which the facts are known (or should have been known), that could give rise to or support a Claim on account of or in any way relating to, arising out of or based upon any Loan Document, any amendment, waiver or other modification with respect thereto, the negotiation or documentation hereof or thereof, any of the transactions contemplated hereby or thereby, or any action or omission in connection with any of the foregoing, including all such damages, losses, claims, demands, liabilities, obligations, actions and causes of action heretofore sustained or that may arise as a consequence of the dealings between the parties up to the effective date of this waiver letter in connection with or in any way related to any Loan Document or any amendment, waiver or other modification with respect thereto. Each Releasing Party further represents and warrants that it has not heretofore assigned, and covenants and agrees that it will not hereafter sue any Released Party upon, any Claim released or purported to be released under this section. Each Releasing Party will indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released under this section. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties. Section 1542 of the California Civil Code provides as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         5. This waiver letter may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same waiver letter.

         6. THIS WAIVER LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

                                        Very truly yours,

                                        WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION

                                        By:  /s/ Edith R. Lim
                                           --------------------------
                                        Name:    Edith R. Lim
                                             ------------------------
                                        Title:  Vice President
                                              -----------------------

Agreed as of the date first written above:
STAAR SURGICAL COMPANY

By:  /s/ John Bily
   ---------------------------
Name:    John Bily
     -------------------------
Title: Chief Financial Officer
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